EXHIBIT 99.1

     Current Development Activity

          The following table summarizes Archstone's development communities under construction as of March 31, 2001 (dollar amounts in thousands):

                                                                                         Actual or
                                                              Total                    Expected Date    Expected
                                                             Expected                 for First Units Stabilization
                                      Number of  Archstone  Investment   Start Date   (Quarter/Year)      Date           %
                                        Units   Investment     (1)     (Quarter/Year)      (2)        (Quarter/Year) Leased (3)
                                      --------- ----------- ---------- -------------- --------------- -------------- ----------
East Region:
 Boston, Massachusetts:
   Archstone Vinnin Square..........        148 $     6,170 $   32,006      Q1/01           Q1/02           Q4/02          N/A
                                      --------- ----------- ----------
 Charlotte, North Carolina:
   Archstone Tyvola Centre..........        404      29,031     31,398      Q3/99           Q3/00           Q3/01       80.45%
                                      --------- ----------- ----------
 Richmond, Virginia:
   Archstone Swift Creek II.........        144       9,095     11,021      Q2/00           Q1/01           Q4/01       16.67%
                                      --------- ----------- ----------
 Ft. Lauderdale/West Palm
   Beach, Florida:
   Archstone at Woodbine............        408      29,168     30,722      Q3/99           Q2/00           Q2/01       87.50%
                                      --------- ----------- ----------
 Stamford, Connecticut:
   Archstone Stamford...............        160      13,390     30,773      Q3/00           Q3/01           Q2/02          N/A
                                      --------- ----------- ----------
 Washington, D.C.:
   Archstone Columbia Town Center...        531      20,953     65,141      Q2/00           Q4/01           Q2/03          N/A
                                      --------- ----------- ----------
    Total East Region...............      1,795 $   107,807 $  201,061
                                      --------- ----------- ----------
West Region:
 Orange County, California:
   Archstone Mission Viejo..........        216 $    14,713 $   34,574      Q3/00           Q4/01           Q3/02          N/A
                                      --------- ----------- ----------
 Phoenix, Arizona:
   Archstone Deer Valley Village II.        336      19,838     23,680      Q1/00           Q4/00           Q1/02       48.51%
                                      --------- ----------- ----------
 San Diego, California:
   Archstone Mission Valley.........        736      81,517    106,328      Q4/99           Q3/00           Q2/02       45.52%
                                      --------- ----------- ----------
 San Francisco (Bay Area),California:
   Archstone Willow Glen............        412      61,725     69,581      Q3/99           Q4/00           Q1/02       35.44%
                                      --------- ----------- ----------
 Ventura County, California:
   Archstone Moorpark...............        312      17,218     40,283      Q3/00           Q1/02           Q4/02          N/A
                                      --------- ----------- ----------
    Total West Region...............      2,012 $   195,011 $  274,446
                                      --------- ----------- ----------
      Total Communities
       Under Construction...........      3,807 $   302,818 $  475,507
                                      ========= =========== ==========

(1)     Represents total budgeted land and development costs.
(2)     Represents the quarter that the first completed units were occupied (or are expected to be occupied).
(3)     The percentage  leased is based on leased units divided by total number of units in the community  (completed and under  construction)  as of March 31, 2001. A "N/A" indicates the communities  where Lease-Up has not yet commenced.  Archstone begins leasing units prior to completion of the entire community.